                                                                     EXHIBIT 3.2

      ---------------------------------------------------------------------




                          THE MIIX GROUP, INCORPORATED





                                     BY-LAWS





                         AS ADOPTED ON OCTOBER 15, 1997
                        AND AMENDED ON FEBRUARY 21, 2001


      ---------------------------------------------------------------------

                          THE MIIX GROUP, INCORPORATED
                                     BY-LAWS
                                TABLE OF CONTENTS

ARTICLE 1 STOCKHOLDERS..............................................................................1
----------------------
  Section 1.01.   Annual Meetings...................................................................1
  -------------   ---------------
  Section 1.02.   Special Meetings..................................................................1
  -------------   ----------------
  Section 1.03.   Notice of Meetings; Waiver........................................................1
  -------------   --------------------------
  Section 1.04.   Quorum............................................................................1
  -------------   ------
  Section 1.05.   Voting............................................................................2
  -------------   ------
  Section 1.06.   Voting by Ballot..................................................................2
  -------------   ----------------
  Section 1.07.   Adjournment.......................................................................2
  -------------   -----------
  Section 1.08.   Proxies...........................................................................2
  -------------   -------
  Section 1.09.   Notice of Stockholder Business and Nominations....................................3
  -------------   ----------------------------------------------
  Section 1.10.   Organization; Procedure...........................................................5
  -------------   -----------------------
  Section 1.11.   Inspectors of Elections...........................................................5
  -------------   -----------------------
  Section 1.12.    Opening and Closing of Polls.....................................................6
  -------------   -----------------------------
  Section 1.13.   No Stockholder Action by Written Consent..........................................6
  -------------   ----------------------------------------

ARTICLE II BOARD OF DIRECTORS.......................................................................6
-----------------------------
  Section 2.01.   General Powers....................................................................6
  -------------   --------------
  Section 2.02.   Number and Term of Office.........................................................6
  -------------   -------------------------
  Section 2.03.   Election of Directors.............................................................6
  -------------   ---------------------
  Section 2.04.   Annual and Regular Meetings.......................................................7
  -------------   ---------------------------
  Section 2.05.   Special Meetings; Notice..........................................................7
  -------------   ------------------------
  Section 2.06.   Quorum; Voting....................................................................7
  -------------   --------------
  Section 2.07.   Adjournment.......................................................................7
  -------------   -----------
  Section 2.08.   Action Without a Meeting..........................................................7
  -------------   ------------------------
  Section 2.09.   Regulations Manner of Acting......................................................8
  -------------   ----------------------------
  Section 2.10.   Action by Telephonic Communications...............................................8
  -------------   -----------------------------------
  Section 2.11.   Resignations......................................................................8
  -------------   ------------
  Section 2.12.   Removal of Directors..............................................................8
  -------------   --------------------
  Section 2.13.   Vacancies and Newly Created Directorships.........................................8
  -------------   -----------------------------------------
  Section 2.14.   Compensation......................................................................8
  -------------   ------------
  Section 2.15.   Reliance on Accounts and Reports, etc.............................................8
  -------------   -------------------------------------

ARTICLE III EXECUTIVE COMMITTEE AND OTHER COMMITTEES................................................9
----------------------------------------------------
  Section 3.01.   Committees of Directors...........................................................9
  -------------   -----------------------
  Section 3.02.   Other Committees..................................................................9
  -------------   ----------------
  Section 3.03.   Powers...........................................................................10
  -------------   ------
  Section 3.04.   Proceedings......................................................................10
  -------------   -----------
  Section 3.05.   Quorum and Manner of Acting......................................................10
  -------------   ---------------------------
  Section 3.06.   Action by Telephonic Communications..............................................11
  -------------   -----------------------------------
  Section 3.07.   Absent or Disqualified Members...................................................11
  -------------   ------------------------------
  Section 3.08.   Resignations.....................................................................11
  -------------   ------------
  Section 3.09.   Removal..........................................................................11
  -------------   -------
  Section 3.10.   Vacancies........................................................................11
  -------------   ---------

ARTICLE IV OFFICERS................................................................................11
-------------------
  Section 4.01.   Number...........................................................................11
  -------------   ------
  Section 4.03.   Compensation.....................................................................11
  -------------   ------------
  Section 4.04.   Removal and Resignation; Vacancies...............................................12
  -------------   ----------------------------------
  Section 4.05.   Authority and Duties of Officers.................................................12
  -------------   --------------------------------

  Section 4.06.   Chairman of the Board............................................................12
  -------------   ---------------------
  Section 4.07.   Vice Chairman of the Board.......................................................12
  -------------   --------------------------
  Section 4.08.   The President....................................................................12
  -------------   -------------
  Section 4.09.   Vice Presidents..................................................................12
  -------------   ---------------
  Section 4.10.   The Secretary....................................................................12
  -------------   -------------
  Section 4.11.   Treasurer........................................................................13
  -------------   ---------
  Section 4.12.   Additional Officers..............................................................13
  -------------   -------------------
  Section 4.13.   Security.........................................................................13
  -------------   --------

ARTICLE V CAPITAL STOCK............................................................................14
-----------------------
  Section 5.01.   Certificates of Stock, Uncertificated Shares.....................................14
  -------------   --------------------------------------------
  Section 5.02.   Signatures; Facsimile............................................................14
  -------------   ---------------------
  Section 5.03.   Lost, Stolen or Destroyed Certificates...........................................14
  -------------   --------------------------------------
  Section 5.04.   Transfer of Stock................................................................14
  -------------   -----------------
  Section 5.05.   Record Date......................................................................15
  -------------   -----------
  Section 5.06.   Registered Stockholders..........................................................15
  -------------   -----------------------
  Section 5.07.   Transfer Agent and Registrar.....................................................15
  -------------   ----------------------------

ARTICLE VI INDEMNIFICATION.........................................................................16
--------------------------
  Section 6.01.   Nature of Indemnity..............................................................16
  -------------   -------------------
  Section 6.02.   Successful Defense...............................................................16
  -------------   ------------------
  Section 6.03.   Determination that Indemnification is Proper.....................................17
  -------------   --------------------------------------------
  Section 6.04.   Advance Payment of Expenses......................................................17
  -------------   ---------------------------
  Section 6.05.   Procedure for Indemnification of Directors and Officers..........................17
  -------------   -------------------------------------------------------
  Section 6.06.   Survival; Preservation of Other Rights...........................................18
  -------------   --------------------------------------
  Section 6.07.   Insurance........................................................................18
  -------------   ---------
  Section 6.08.   Severability.....................................................................18
  -------------   ------------

ARTICLE VII OFFICES................................................................................18
-------------------
  Section 7.01.   Registered Office................................................................18
  -------------   -----------------
  Section 7.02.   Other Offices....................................................................18
  -------------   -------------

ARTICLE VIII GENERAL PROVISIONS....................................................................19
-------------------------------
  Section 8.01.   Dividends........................................................................19
  -------------   ---------
  Section 8.02.   Reserves.........................................................................19
  -------------   --------
  Section 8.03.   Execution of Instruments.........................................................19
  -------------   ------------------------
  Section 8.04.   Corporate Indebtedness...........................................................19
  -------------   ----------------------
  Section 8.05.   Deposits.........................................................................20
  -------------   --------
  Section 8.06.   Checks...........................................................................20
  -------------   ------
  Section 8.07.   Sale, Transfer, etc., of Securities..............................................20
  -------------   -----------------------------------
  Section 8.08.   Voting as Stockholder............................................................20
  -------------   ---------------------
  Section 8.09.   Fiscal Year......................................................................20
  -------------   -----------
  Section 8.10.   Seal.............................................................................20
  -------------   ----
  Section 8.11.   Books and Records; Inspection....................................................20
  -------------   -----------------------------

ARTICLE IX AMENDENT OF BY-LAWS.....................................................................21
------------------------------
  Section 9.01.   Amendment........................................................................21
  -------------   ---------

ARTICLE X CONSTRUCTION.............................................................................21
----------------------
  Section 10.01.  Construction.....................................................................21
  --------------  ------------

                          THE MIIX GROUP, INCORPORATED

                                     BY-LAWS

                         As adopted on October 15, 1997
                        and amended on February 21, 2001

                                    ARTICLE I

                                  STOCKHOLDERS

SECTION 1.01.     Annual Meetings

        The annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, date and hour as designated by the Board of Directors and set forth in the notice or waiver of notice of the meeting. [Sections 211(a), (b).](1)

SECTION 1.02.     Special Meetings

        Special meetings of the stockholders may be called at any time by the Chief Executive Officer (or, in the event of his or her absence or disability, by any Vice President) or by the Chairman or Vice Chairman of the Board of Directors. A special meeting shall be called by the Chief Executive Officer (or, in the event of his or her absence or disability, by any Vice President) or, by the Chairman or Vice Chairman of the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof. Except as expressly provided in this By-law, any power of the stockholders of the Corporation to call a special meeting is specifically denied. [Section 211(d).]

SECTION 1.03.     Notice of Meetings; Waiver

        The Secretary or any Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten nor more than sixty days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the record of stockholders of the Corporation, or, if he or she shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address. Such further notice shall be given as may be required by law.

        No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened. [Sections 222.229.]

Section 1.04.     Quorum

        Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of one-third of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting. [Section 216.]

-------------
(1) Section references in brackets refer to sections of the Delaware General Corporation Law.

BY-LAWS OF
The MIIX Group, Inc.


Section 1.05.     Voting

        If pursuant to Section 5.05 of these By-laws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share outstanding in his or her name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock standing in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law or by the Certificate of Incorporation or by these By-laws, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting. [Sections 212(a), 216.]

Section 1.06.     Voting by Ballot

        No vote of the stockholders need be taken by written ballot unless otherwise required by law. Any vote which need not be taken by ballot may be conducted in any manner approved by the meeting.

Section 1.07.     Adjournment

        If a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these By-laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 of these By-laws, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present any business may be transacted that might have been transacted on the original date of the meeting. [Section 222(c).]

Section 1.08.  Proxies

        Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to vote at any such meeting and express such consent or dissent for him or her by proxy. A stockholder may authorize a valid proxy by written instrument or by electronic, telephonic or computerized (including via the Internet) transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy, which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. Proxies by telegram cablegram or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. [Sections 212(b),
(c), (d), (e).]

BY-LAWS OF
The MIIX Group, Inc.


Section 1.09.  Notice of Stockholder Business and Nominations

        (A)     Annual Meetings of Stockholders

                (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) by or at the direction of the Board of Directors or the Chairman of the Board, or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (2) and (3) of this paragraph and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

                (2) For nominations or other business to be properly brought before an annual meeting by a stockholder, pursuant to clause (b) of paragraph (A)(1) of this By-law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety days nor more than one hundred and twenty days prior to the first anniversary of the preceding year's annual meeting; provided, that if the date of the annual meeting is advanced by more than twenty days or delayed by more than seventy days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than one hundred and twenty days prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. For purposes of determining whether a stockholder's notice shall have been delivered in a timely manner for the annual meeting of stockholders the "first anniversary of the preceding year's annual meeting" shall be deemed to be October 15, 1997. In no event shall the adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of any beneficial owner on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

BY-LAWS OF
The MIIX Group, Inc.


                (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-law to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice under this paragraph shall also be considered timely, but only with respect to nominees for any new positions created by such increase if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

        (B) Special Meetings of Stockholders Only such business as shall have been brought before the special meeting of the stockholders pursuant to the Corporation's notice of meeting pursuant to Section 1.03 of these By-laws shall be conducted at such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By-law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such special meeting of stockholders if the stockholder's notice as required by paragraph (A)(2) of this By-law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred and twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

        (C)     General

                (1) Only persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-law and, if any proposed nomination or business is not in compliance with this By-law, to declare that such defective proposal or nomination shall be disregarded.

                (2) For purposes of this By-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

BY-LAWS OF
The MIIX Group, Inc.


                (3) Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (b) of the holders of any series of Preferred Stock, if any, to elect Directors if so provided under any applicable Preferred Stock Certificate of Designation (as defined in the Certificate of Incorporation).

Section 1.10.     Organization; Procedure

        At every meeting of stockholders the presiding officer shall be the Chairman of the Board or, in the event of his or her absence or disability, the Vice Chairman of the Board. The Secretary, or in the event of his or her absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by such presiding officer.

Section 1.11.     Inspectors of Elections

        Preceding any meeting of the stockholders, the Board of Directors shall appoint one or more persons to act as Inspectors of Elections, and may designate one or more alternate inspectors. In the event no inspector or alternate is able to act, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall:

        (a) ascertain the number of shares outstanding and the voting power of each;
        (b) determine the shares represented at a meeting and the validity of proxies and ballots;
        (c)     count all votes and ballots;
        (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and
        (e) certify his or her determination of the number of shares represented at the meeting, and his or her count of all votes and ballots.

        The inspector may appoint or retain other persons or entities to assist in the performance of the duties of inspector.

        When determining the shares represented and the validity of proxies and ballots, the inspector shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 1.08 of these By-laws, ballots and the regular books and records of the Corporation. The inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspector considers other reliable information as outlined in this section, the inspector, at the time of his or her certification pursuant to (e) of this section, shall specify the precise information considered, the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for the inspector's belief that such information is accurate and reliable. [Sections 231 (a), (b), (d).]

BY-LAWS OF
The MIIX Group, Inc.


Section 1.12.         Opening and Closing of Polls

        The date and time for the opening and the closing of the polls for each matter to be voted upon at a stockholder meeting shall be announced at the meeting. The inspector of the election shall be prohibited from accepting any ballots, proxies or votes or any revocations thereof or changes thereto after the closing of the polls, unless the Court of Chancery upon application by a stockholder shall determine otherwise.
[Section 231 (c).]

Section 1.13.     No Stockholder Action by Written Consent

        Effective as of the time the Common Stock shall be registered pursuant to the provisions of the Exchange Act, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

                                   ARTICLE II

                               BOARD OF DIRECTORS

Section 2.01.     General Powers

        Except as may otherwise be provided by law, by the Certificate of Incorporation or by these By-laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation. [Section 141(a).]

Section 2.02.     Number and Term of Office

        Subject to the rights of the holders of any series of Preferred Stock, if any, the number of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the entire Board, but shall consist of not less than nine (9) Directors nor more than thirty-five (35) Directors. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, if any, shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. Directors of Class I shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 1999, Directors of Class II shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 2000 and Directors of Class III shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 2001. At each succeeding annual meeting of stockholders following such initial classification and election, the respective successors of each class shall be elected for three-year terms. Each Director (whenever elected) shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal, except that each Director who attains retirement age as determined by the Board of Directors during the term for which elected shall hold office only until the next annual meeting of stockholders following attainment of retirement age, at which time a person may be elected as Director to complete the unexpired term of office, if any, for which the Director attaining retirement age had been elected. [Section 141(b).]

Section 2.03.     Election of Directors

        Except as otherwise provided in Sections 2.12 and 2.13 of these By-laws, the Directors shall be elected at each annual meeting of the stockholders. If the annual meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors shall be elected by a plurality of the votes validly cast in such election. [Sections 211(b), (c), 216.]

BY-LAWS OF
The MIIX Group, Inc.


Section 2.04.     Annual and Regular Meetings

        The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means to each Director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business, or shall be delivered to him or her personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting. [Section 141(g).]

Section 2.05.     Special Meetings; Notice

        Special meetings of the Board of Directors shall be held whenever called by the Chief Executive Officer (or, in the event of his or her absence or disability, by any Vice President), or by the Chairman or Vice Chairman of the Board of Directors at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on twenty-four hours' notice, if notice is given to each Director personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, or on five days' notice, if notice is mailed to each Director, addressed to him or her at his or her usual place of business. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat. [Sections 141(g), 229.]

Section 2.06.     Quorum; Voting

        At all meetings of the Board of Directors, the presence of a majority of the total number of Directors then in office shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the Directors present in person at any meeting at which a quorum is present shall be the act of the Board of Directors. [Section 141(b).]

Section 2.07.     Adjournment

        A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 of these By-laws shall be given to each Director.

Section 2.08.     Action Without a Meeting

        Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors. [Section 141(f).]


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Section 2.09.     Regulations Manner of Acting

        To the extent consistent with applicable law, the Certificate of Incorporation and these By-laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

Section 2.10.     Action by Telephonic Communications

        Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. [Section 141(i).]

Section 2.11.     Resignations

        Any Director may resign at any time by delivering a written notice of resignation, signed by such Director, to the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. [Section 141(b).]

Section 2.12.     Removal of Directors

        Subject to the rights of the holders of any series of Preferred Stock, if any, to elect additional Directors under specified circumstances, any Director may be removed at any time, but only for cause, upon the affirmative vote of the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the stockholders entitled to vote for the election of the Director so removed. If such stockholders do not fill such vacancy at such meeting, such vacancy may be filled in the manner provided in
Section 2.13 of these By-laws. [Section 141(k).]

Section 2.13.     Vacancies and Newly Created Directorships

        Subject to the rights of the holders of any series of Preferred Stock, if any, to elect additional Directors under specified circumstances, and except as provided in Section 2.12, if any vacancies occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created Directorships may be filled by a majority of the Directors then in office, although less than a quorum. A Director elected to fill a vacancy or a newly created Directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.
[Section 223.]

Section 2.14.     Compensation

        The amount, if any, which each Director shall be entitled to receive as compensation for his or her services as such shall be fixed from time to time by resolution of the Board of Directors. [Section 141(h).]

Section 2.15.     Reliance on Accounts and Reports, etc

        A Director, or a member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. [Section 141(e).]

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                                   ARTICLE III

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 3.01.  Committees of Directors

        The Board of Directors shall establish an Executive Committee, a Nominating Committee and an Audit Committee. Such committees shall have the following complement and responsibilities in addition to any the Board of Directors may by resolution establish:

        (A) Executive Committee The Executive Committee of the Board of Directors shall consist of four members who shall serve for a term of one year or until their successors are appointed. The members of the Executive Committee shall be Directors of the Corporation and shall be appointed to the Executive Committee by the Chairman of the Board, provided such appointments are confirmed by a majority of the entire Board of Directors. The Executive Committee shall exercise the full power of the Board of Directors between meetings of the Board, subject to the limitations set forth in Section 3.03 below.

        (B) Nominating Committee The Nominating Committee shall consist of four members. Each member of the Nominating Committee shall serve a one-year term. All members shall be appointed by the Chairman of the Board of Directors or the Vice-Chairman, or such other officer as the Board of Directors may designate from time to time, provided such appointments are confirmed by a majority of the entire Board of Directors. The Nominating Committee shall nominate candidates for membership of the Board of Directors and shall cause the names of its nominees to be mailed to all shareholders not less than thirty days before the annual meeting at which the election shall take place. A stockholder may nominate a candidate for election to the Board of Directors provided the nominating stockholder gives written notice of his or her intention to nominate a Director and the name of the nominee not less than thirty days before the annual meeting at which the election shall take place.

        (C) Audit Committee The Audit Committee shall consist of three members, at least two of whom shall be Directors appointed by the Chairman of the Board of Directors, provided such appointments are confirmed by a majority of the entire Board of Directors and each of whom shall serve one-year terms. No member of the Audit Committee shall be an employee of the Corporation. The Audit Committee shall meet periodically with the Corporation's management, internal auditors and independent public accountants to discuss the scope of the annual audit, internal control, internal auditing and financial reporting matters. The Corporation's independent public accountants and internal auditors shall have direct access to the Audit Committee.

Section 3.02.  Other Committees

        The Board of Directors may designate one or more other committees, each such committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting of such committee. Thereafter, members (and alternate members, if any) of each such committee may be designated at the annual meeting of the Board of Directors. Any such committee may be abolished or re-designated from time to time by the Board of Directors. Each member (and each alternate member) of any such committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a Director, or until his or her earlier death, resignation or removal. [Section 141(c).]


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Section 3.03.  Powers

        During the intervals between the meetings of the Board of Directors, the executive committee, except as otherwise provided in this section, and subject to the provisions of the Certificate of Incorporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the property, affairs and business of the Corporation, including the power to declare dividends and to authorize the issuance of stock. Each such other committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors. Neither the executive committee nor any such other committee shall have the power or authority:

        (a) to amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series);
        (b)     to adopt an agreement of merger or consolidation;
        (c) to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;
        (d) to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution;
        (e)     to amend the By-laws of the Corporation; or
        (f)     to abolish or usurp the authority of the Board of Directors.

        The executive committee shall have, and any such other committee may be granted by the Board of Directors, power to authorize the seal of the Corporation to be affixed to any or all papers which may require it. [Section 141(c).]

Section 3.04.     Proceedings

        Each such committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each such committee shall keep regular minutes of its meetings and report the same to the Board of Directors at the next meeting of the Board following such committee meeting; except that when the Board meeting is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting.

Section 3.05.     Quorum and Manner of Acting

        Except as may be otherwise provided in the resolution creating such committee, at all meetings of any committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Any action required or permitted to be taken at any meeting of any such committee may be taken without a meeting, if all members of such committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the committee. The members of any such committee shall act only as a committee, and the individual members of such committee shall have no power as such. [Section 141(c), (f).]

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Section 3.06.     Action by Telephonic Communications

        Members of any committee designated by the Board of Directors may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. [Section 141(i).]

Section 3.07.     Absent or Disqualified Members

        In the absence or disqualification of a member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. [Section 141(c).]

Section 3.08.     Resignations

        Any member (and any alternate member) of any committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 3.09.     Removal

        Any member (and any alternate member) of any committee may be removed from his or her position as a member (or alternate member, as the case may be) of such committee at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors.

Section 3.10.     Vacancies

        If any vacancy shall occur in any committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

Section 4.01.     Number

        The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors also may elect one or more other officers as the Board of Directors may determine. Any number of offices may be held by the same person. No officer other than a Chairman of the Board need be a Director of the Corporation. The President shall be designated by the Board as the Chief Executive Officer of the Corporation. [Section 142(a), (b).]

Section 4.02.     Election

        Officers shall be chosen in such manner and shall hold their offices for such terms as determined by the Board of Directors. Each officer shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. [Section 142(b).]

Section 4.03.     Compensation

        The compensation of all officers and agents of the Corporation who are also Directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of officers and agents of the Corporation to an officer of the Corporation.


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Section 4.04.     Removal and Resignation; Vacancies

        Any officer may be removed for or without cause at any time by the Board of Directors or by the Chief Executive Officer, if such powers of removal have been conferred by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. [Section 142(b), (e).]

Section 4.05.     Authority and Duties of Officers

        The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law. [Section 142(a).]

Section 4.06.     Chairman of the Board

        The Chairman of the Board shall, if present, preside at all meetings of the stockholders and of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors.

Section 4.07.     Vice Chairman of the Board

        The Vice Chairman of the Board shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors.

Section 4.08.     The President

        The President shall have such powers and duties as may be prescribed from time to time by the Board of Directors, the Chairman of the Board, or elsewhere in these By-laws. In the absence or disability of the Chairman of the Board and the Vice Chairman of the Board, the President shall exercise the powers and perform the duties of the Chairman of the Board.

Section 4.09.     Vice Presidents

        Vice Presidents shall have such powers and perform such duties as may be prescribed from time to time by the Chief Executive Officer, the Board of Directors, or elsewhere in these By-laws.

Section 4.10.     The Secretary

        The Secretary shall have the following powers and duties:

        (a) He or she shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.
        (b) He or she shall cause all notices to be duly given in accordance with the provisions of these By-laws and as required by law.
        (c) Whenever any committee shall be appointed pursuant to a resolution of the Board of Directors, he or she shall furnish a copy of such resolution to the members of such committee.
        (d) He or she shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-laws, and when so affixed he or she may attest the same.


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        (e)    He or she shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-laws.
        (f) He or she shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.
        (g) He or she shall sign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.
        (h) He or she shall perform, in general, all duties incident to the office of Secretary and such other duties as may be specified in these By-laws or as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.11.     Treasurer

        The Treasurer shall have custody of all the funds, securities and other valuables of the Corporation which may have or shall come into his or her hands. He or she shall have such powers and perform such duties as may be prescribed by the Chief Executive Officer, the Board of Directors or elsewhere in these By-laws.

Section 4.12.     Additional Officers

        The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to the Chief Executive Officer the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him or her, for or without cause. [Section 142(a), (b).]

Section 4.13.     Security

        The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board of Directors. [Section 142(c).]


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                                    ARTICLE V

                                  CAPITAL STOCK

Section 5.01.     Certificates of Stock, Uncertificated Shares

        The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation, by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-laws.
[Section 158.]

Section 5.02.     Signatures; Facsimile

        All of such signatures on the certificate referred to in Section 5.01 of these By-laws may be a facsimile, engraved or printed, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued. it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. [Section 158.]

Section 5.03.     Lost, Stolen or Destroyed Certificates

        The Corporation may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Corporation of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Corporation may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.
[Section 167.]

Section 5.04.     Transfer of Stock

        Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the Delaware General Corporation Law. Subject to the provisions of the Certificate of Incorporation and these By-laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.
[Section 151(f).]


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Section 5.05.     Record Date

        In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. [Section 213.]

Section 5.06.     Registered Stockholders

        Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so. [Section 159.]

Section 5.07.     Transfer Agent and Registrar

        The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.


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                                   ARTICLE VI

                                 INDEMNIFICATION

Section 6.01.     Nature of Indemnity

        The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful, except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, but subject to Section 6.05 of these By-laws, the Corporation shall not be obligated to indemnify a Director or officer of the Corporation in respect of a Proceeding (or part thereof) instituted by such Director or officer, unless such Proceeding (or part thereof) has been authorized by the Board of Directors.

        The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 6.02.     Successful Defense

        To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.01 of these By-laws or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.


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Section 6.03.     Determination that Indemnification is Proper

        Any indemnification of a Director or officer of the Corporation under
Section 6.01 of these By-laws (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the Director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 6.01 of these By-laws. Any indemnification of an employee or agent of the Corporation under Section 6.01 of these By-laws (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 of these By-laws. Any such determination shall be made (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

Section 6.04.     Advance Payment of Expenses

        Expenses (including attorneys' fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation's counsel to represent such Director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 6.05.     Procedure for Indemnification of Directors and Officers

        Any indemnification of a Director or officer of the Corporation under Sections 6.01 and 6.02 of these By-laws, or advance of costs, charges and expenses to a Director or officer under Section 6.04 of these By-laws, shall be made promptly, and in any event within thirty days, upon the written request of the Director or officer. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty days, the right to indemnification or advances as granted by this Article shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.04 of these By-laws where the required undertaking, if any, has been received by or tendered to the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of these By-laws, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 of these By-laws, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.


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The MIIX Group, Inc.


Section 6.06.     Survival; Preservation of Other Rights

        The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each Director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such Director, officer, employee or agent.

        The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.07.     Insurance

        The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a Director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

Section 6.08.     Severability

        If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                   ARTICLE VII

                                     OFFICES

Section 7.01.     Registered Office

        The registered office of the Corporation in the State of Delaware shall be located at 222 Delaware Avenue in the City of Wilmington, County of New Castle.

Section 7.02.     Other Offices

        The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.


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BY-LAWS OF
The MIIX Group, Inc.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

Section 8.01.     Dividends

        Subject to any applicable provisions of law and the Certificate of Incorporation, dividends, upon the shares of the Corporation may be declared by the Board of Directors, at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation's capital stock.

        A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid. [Sections 172, 173.]

Section 8.02.     Reserves

        There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve. [Section 171.]

Section 8.03.     Execution of Instruments

        The Chief Executive Officer, any Vice President, the Secretary, or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors or the President may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

Section 8.04.     Corporate Indebtedness

        No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors, provided that the Chief Executive Officer may authorize indebtedness incurred in the ordinary course of business up to $2 million. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors or the Chief Executive Officer shall authorize. When so authorized by the Board of Directors or the Chief Executive Officer, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.


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
BY-LAWS OF
The MIIX Group, Inc.


Section 8.05.     Deposits

        Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositories as may be determined by the Board of Directors or the Chief Executive Officer, or by such officers or agents as may be authorized by the Board of Directors or the Chief Executive Officer to make such determination.

Section 8.06.     Checks

        All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors or the Chief Executive Officer from time to time may determine.

Section 8.07.     Sale, Transfer, etc., of Securities

        To the extent authorized by the Board of Directors or by the Chief Executive Officer, any Vice President, the Secretary or the Treasurer or any other officers designated by the Board of Directors or the Chief Executive Officer may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

Section 8.08.     Voting as Stockholder

        Unless otherwise determined by resolution of the Board of Directors, the Chief Executive Officer or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

Section 8.09.     Fiscal Year

        The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation's first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on December 31.

Section 8.10.     Seal

        The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

Section 8.11.     Books and Records; Inspection

        Except to the extent otherwise required law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.


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BY-LAWS OF
The MIIX Group, Inc.

                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS

Section 9.01.     Amendment

        Subject to any express provision in the Certificate of Incorporation to the contrary, these By-laws may be amended, altered or repealed:

        (a) by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or

        (b) at any regular or special meeting of the stockholders upon the affirmative vote of the holders of two-thirds or more of the combined voting power of the outstanding shares of the Corporation entitled to vote generally in the election of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting. [Section 109(a).]

                                    ARTICLE X

                                  CONSTRUCTION

Section 10.01.    Construction

        In the event of any conflict between the provisions of these By-laws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.

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